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                                                                    Exhibit 99.2


                        Frank Russell Investment Company
                            Russell Investment Funds

                                POWER OF ATTORNEY


         Jonathan Fine does hereby authorize Gregory J. Lyons or Mary Beth Rhoden to sign as his agent any Securities Act of 1933 and/or Investment Company Act of 1940 Registration Statement, pre-effective amendment or post-effective amendment, and any Application for Exemptive Relief or other filings with the Securities and Exchange Commission relating to each of the above-referenced investment companies.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


/s/ Jonathan Fine                                                 Dated: 2/23/05
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Jonathan Fine